UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

MOVENTIS CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29285	52-2058364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1959-152nd. Street - Suite 304 - White Rock, BC V4A-9P3
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  604-535-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations.

On May 11, 2007 the Company determined that a restatement of its financial statements for the Quarter Ended December 31, 2006 was required to correct the manner in which it had accounted for the following:

•

amortization of the warrants attached to the Convertible debenture, and short loans,

•

beneficial conversion feature on the two convertible debentures,

•

Foreign currency translation treatment on goodwill and,

•

Recalculation of the company’s stocked based compensation expenses.

The impact of these changes are described in Items 4.02 of this Form 8-K, which description are incorporated by reference to this item.

Item 4.02

Non-Reliance on Previously Issued Financial Statements or Completed Interim Review.

(b)

On May 11, 2007 the Company determined that a restatement of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, was necessary in light of the Company’s further review of available Financial Accounting Standards Board (FASB), Emerging Issues Task Force (EIFT) and Securities and Exchange Commission (SEC) guidance, regarding the accounting of Convertible Debt and Debt with stock purchase (APB 14), whether the warrants would be a derivative instrument and should be treated as an equity instrument or a liability instrument (EIFT 00-19), accounting for Convertible Securities with Beneficial Conversion Feature of Contingently Adjusted Conversion Ratios (EIFT 98-5), accounting for Convertible Securities with Beneficial Conversion Feature which also contain detachable warrants (EIFT 00-27) , and Foreign currency translation and methodology (FASB statement 52) as it relates to Goodwill.

The company also discovered that it had not expensed the appropriate amount of stock based compensation for the outstanding stock options at the end of December 31, 2006.

The Company discussed the Company’s second quarter ended December 31, 2006 accounting treatment for warrants, beneficial conversion features, foreign currency translation on goodwill and its charge for stock based compensation with the Company’s independent registered accounting firm, Smythe Ratcliffe LLP (“Smythe Ratcliffe”), and concluded that the items above were improperly accounted for. The Company received Smythe Ratcliffe’s concurrence with the reclassification on May 11, 2007.

The primary impact of the restatement on the Company’s consolidated financial statements for the second quarter ended December 31, 2006 is to

•

Charge an additional $1,128,510 to amortization of discount on debentures and loans, with a consequent increase in additional paid in capital.

•

Decrease the carrying value of Goodwill by $93,265 with a consequent increase in foreign exchange loss included in Other Comprehensive Income.

•

Increase stock based compensation by $143,832 with a consequent increase in additional paid in capital.

Overall, net income to December 31, 2006 - previously stated as $47,278 - will be restated to a net loss of $1,318,329.

The Company voluntarily initiated the review of the classification of the warrants without any inquiry or instruction by any third party or regulatory authority.  The Company has worked diligently with its independent registered public accounting firm to insure that the reclassification is in accordance with currently available guidance by FASB, EITF and the SEC.  While the Company believes that the reclassification is appropriate, the Company cannot assure that FASB, EITF and/or the SEC may provide contrary guidance in the future as the EITF may further refine or alter its position on the treatment of warrants under EITF 00-19.

Management advised the Company’s Audit Committee of the Company’s Board of Directors of the status and content of its review of the Warrants’ classification and its discussions with Smythe Ratcliffe on May 11, 2007 and Smythe Ratcliffe gave final confirmation of the Company’s determination to reclassify on May 15, 2007.  Smythe Ratcliffe concurs with the Company’s determinations in regards to the amortization of discount on debentures and loans, goodwill, foreign exchange and stock based compensation as well as the restatement of the Company’s financial statements included in the amendment to the Company’s Quarterly Report on Form 10-Q/A filed concurrently

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVENTIS CAPITAL, INC.
Date: May 16, 2007	By:	/s/ Blake Ponuick
Blake Ponuick Chief Executive Officer